Exhibit 99.1

Mindspeed Announces Preliminary Fiscal Fourth Quarter 2011 Results

Newport Beach, Calif., October 4, 2011 (BUSINESS WIRE) – Mindspeed Technologies, Inc. (NASDAQ: MSPD), today announced preliminary results for the fiscal fourth quarter of 2011, which ended on September 30, 2011.

The company expects preliminary fiscal fourth quarter of 2011 revenue to be approximately $40.5 million. The company’s previous outlook for fiscal fourth quarter revenues announced during the July 25, 2011 earnings conference call was a revenue range of $42.2 million to $43.9 million.

The company expects preliminary fiscal fourth quarter of 2011 non-GAAP gross margin percentage range and non-GAAP operating expenses to be consistent with the previous outlook announced during the July 25, 2011 earnings conference call.

“We experienced a weaker demand environment in the fiscal fourth quarter of 2011, primarily impacting our high-performance analog and legacy wide area networking business, as a result of weakening demand in the communications infrastructure market ,” said Raouf Y. Halim, chief executive officer of Mindspeed. “That said, we continue to believe that long-term growth for Mindspeed will be based on our strong design win pipeline for market leading solutions in key global networking initiatives, such as optical infrastructure and most significantly, our expansion into the 4G/LTE wireless market,” added Mr. Halim.

No conference call will be held in conjunction with these preliminary results. Mindspeed is scheduled to release its final earnings results for the fiscal fourth quarter of 2011 on Tuesday, November 1, 2011. A conference call will be held at 2:00 PM Pacific Time/5:00PM Eastern Time that day to review the quarterly results and provide an outlook for the fiscal first quarter of 2012. The conference call webcast will be accessible via the company’s website at www.mindspeed.com.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com.

Safe Harbor Statement

For a discussion of our use of non-GAAP financial measures, please refer to our earnings release dated July 25, 2011 and our Current Report on Form 8-K furnished to the SEC on the same date. A complete reconciliation of non-GAAP measures to GAAP measures will be provided when we release final earnings results for the fiscal fourth quarter of 2011 on November 1, 2011.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including but not limited to, statements regarding: preliminary fourth quarter revenue estimates; preliminary estimates of fourth quarter non-GAAP gross margin percentage and operating expenses; the demand environment; long-term growth prospects; and the strength of our design win pipeline. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: variances in actual results from currently estimated results as we close our books for the fourth quarter; the preparation of financial statements by our internal finance department; the completion of an audit of our financial statements by our independent registered public accounting firm; fluctuations in our operating results and future operating losses; constraints in the supply of wafers and other product components from our third-party manufacturers; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; cash requirements and terms and availability of financing; the expense of and our ability to defend our intellectual property against infringement claims by others; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2011, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.